As filed with the Securities and Exchange Commission on March 11, 2010

Registration No. 333-149136

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________

OSAGE BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	32-0181888
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification No.

239 East Main Street Pawhuska, Oklahoma 74056
(Address of Principal Executive Offices)

Osage Bancshares, Inc. 2007 Stock Compensation and Incentive Plan
(Full Title of the Plan)

Mark S. White Osage Bancshares, Inc. 239 East Main Street Pawhuska, Oklahoma 74056
(Name and Address of Agent For Service)

(918) 287-2919
(Telephone Number, Including Area Code, or Agent For Service)

Copies To: James C. Stewart, Esquire Malizia Spidi & Fisch, PC 901 New York Avenue, N.W. Suite 210 East Washington, D.C. 20001 (202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-149136) (the “Registration Statement”) of Osage Bancshares, Inc. (the “Company”) pertaining to 252,664 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which was filed with the Securities and Exchange Commission and became effective on February 8, 2008. The Registration Statement registered the 252,664 shares for issuance pursuant to options and restricted stock awards issued under the Osage Bancshares, Inc. 2007 Stock Compensation and Incentive Plan (the “Plan”). Effective on the date of this filing, the Company is terminating its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 and terminating the offering of shares pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pawhuska, State of Oklahoma, on March 11, 2010.

OSAGE BANCSHARES, INC.

By:	/s/ Mark S. White
Mark S. White
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mark S. White		/s/ Milton V. Labadie*
Mark S. White		Milton V. Labadie
President, Chief Executive Officer and Director		Chairman and Director
(Principal Executive Officer)

Date:	March 11, 2010	Date:	March 11, 2010

/s/ Harvey Payne*
Mark A. Formby		Harvey Payne
Director		Director

Date:		Date:	March 11, 2010

/s/ Richard J. Trolinger*
Gary Strahan		Richard J. Trolinger
Director		Director

Date:		Date:	March 11, 2010

/s/ Martha Hayes*		/s/ Sue Allen Smith*
Martha Hayes		Sue Allen Smith
Director		Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	March 11, 2010	Date:	March 11, 2010

*By:	/s/ Mark S. White
Mark S. White
Attorney-in-Fact

Date:	March 11, 2010